Exhibit 10.77

INVESTMENT AGREEMENT

BY AND BETWEEN

INTERCLOUD SYSTEMS, INC.

AND

DOMINION CAPITAL LLC

Dated

October 4, 2017

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INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT is entered into as of the 4th day of October 2017 this “Agreement”), by and between Dominion Capital, LLC (the “Investor”), and INTERCLOUD SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”).

RECITALS

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company may issue and sell to the Investor and the Investor shall thereupon purchase from the Company the lower of (i) 200,000,000 shares of the Company’s common stock, $0.0001 par value (“Common Stock”), and (ii) up to $5,000,000 of newly issued shares of Common Stock; and

WHEREAS, the offer and sale of the shares of Common Stock hereunder have been registered by the Company in the Registration Statement, which has been declared effective by order of the Commission under the Securities Act.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” shall have the meaning specified in the preamble hereof.

“Broker-Dealer” shall have the meaning specified in Section 5.13.

“Bylaws” shall have the meaning set forth in Section 4.3.

“Charter” shall have the meaning set forth in Section 4.3.

“Closing” shall mean one of the closings of a purchase and sale of shares of Common Stock pursuant to Section 2.1.

“Closing Certificate” shall mean the closing certificate of the Company in the form of Exhibit C hereto.

“Closing Date” shall mean, with respect to a Closing, the 3rd day following the Put Date related to such Closing. In the event that a Closing Date falls on a day other than a Trading Day, then the Closing Date shall be the next succeeding Trading Day.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission.

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“Commitment Period” shall mean the period commencing on the Effective Date, and ending on the earlier of (i) the date on which Investor shall have purchased Put Shares pursuant to this Agreement for an aggregate Purchase Price of the Maximum Commitment Amount, or (ii) the date occurring thirty (30) months from the date of commencement of the Commitment Period.

“Common Stock” shall have the meaning set forth in the preamble to this Agreement.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” shall have the meaning specified in the preamble to this Agreement.

“Current Report” shall have the meaning set forth in Section 2.10.

“Daily Trading Volume” in respect of a particular Trading Day means the daily trading volume of the Common Stock for that Trading Day on the Principal Market as reported by Bloomberg, L.P.

“Disclosure Schedule” shall have the meaning set forth in the preamble to Article IV.

“DTC” shall mean the Depository Trust Company.

“Effective Date” shall mean the date of this Agreement.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“GAAP” shall mean generally accepted accounting principles in the United States of America as applied by the Company.

“Investment Amount” shall mean the dollar amount (within the range specified in Section 2.2) to be invested by Investor to purchase Put Shares with respect to any Put Notice as notified by the Company to Investor in accordance with Section 2.2.

“Investor” shall have the meaning specified in the preamble to this Agreement.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

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“Material Adverse Effect” shall mean any effect on the business, operations, properties, or financial condition of the Company that is material and adverse to the Company and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform its obligations under this Agreement; provided, however, that none of the following, individually or in the aggregate, shall be taken into account in determining whether a Material Adverse Effect has occurred or insofar as reasonably can be foreseen would reasonably be expected to occur: (i) changes in conditions in the United States or global capital, credit or financial markets generally, including changes in the availability of capital or currency exchange rates, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies; (ii) any effect of the announcement of this Agreement or the consummation of the transactions contemplated by this Agreement on the Company’s relationships, contractual or otherwise, with customers, suppliers, vendors, bank or commercial lenders, lessors, collaboration partners, employees or consultants; (iii) the receipt of any notice that the Common Stock may be ineligible to continue listing or quotation on the Principal Market, other than a final and non-appealable notice that the listing or quotation of the Common Stock on the Principal Market shall be terminated on a date certain; (iv) any foreseeable deterioration in the business, operations, properties or condition (financial or otherwise) of the Company and/or its Subsidiaries substantially resulting from (A) conditions or risks (including, without limitation, those contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, for the year ended December 31, 2016) existing as of the Effective Date that are specifically set forth in any of the SEC Reports (as defined below), or (B) any of the matters set forth in the Disclosure Schedule as of the Effective Date; and (v) any decrease in the market price of the Common Stock (but excluding herefrom any condition, occurrence, state of facts or event underlying such decrease to the extent that such condition, occurrence, state of facts or event otherwise would constitute a Material Adverse Effect).

“Material Change in Ownership” shall mean the occurrence of any one or more of the following: (i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock or other securities of the Company entitling such person to exercise, upon an event of default or default or otherwise, fifty percent (50%) or more of the total voting power of all series and classes of capital stock and other securities of the Company entitled to vote generally in the election of directors, other than any such acquisition by the Company, any Subsidiary or any employee benefit plan of the Company; (ii) any consolidation or merger of the Company with or into any other person, any merger of another person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the properties and assets of the Company to another person, other than (a) any such transaction (x) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of the Company and (y) pursuant to which holders of capital stock of the Company immediately prior to such transaction have the entitlement to exercise, directly or indirectly, fifty percent (50%) or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the election of directors of the continuing or surviving person immediately after such transaction or (b) any merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity; (iii) during any consecutive two (2)-year period, individuals who at the beginning of that two-year period constituted the Board of Directors (together with any new directors whose election to the Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose elections or nominations for election were previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or (iv) the Company is liquidated or dissolved or a resolution is passed by the Company’s stockholders approving a plan of liquidation or dissolution of the Company. Beneficial ownership shall be determined in accordance with Rule 13d-3 promulgated by the Commission under the Exchange Act. The term “person” shall include any syndicate or group which would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

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“Maximum Commitment Amount” shall mean the lower of (i) 200,000,000 shares of Common Stock, and (ii) Five Million Dollars of Common Stock ($5,000,000).

“Maximum Put Amount” shall mean, with respect to any Put, the lower of (a) up to $200,000 of shares of Common Stock, and (b) 200% multiplied by the average of the Daily Trading Volume for the ten (10) Trading Days immediately preceding the Put Date.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Principal Market” shall mean the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the NYSE Euronext, the New York Stock Exchange, the OTCQX or other trading exchange or market (or any successor to any of the foregoing), whichever is at the time the principal trading exchange or market for the Common Stock.

“Purchase Price” shall mean, with respect to any Put, ninety percent (90%) multiplied by the lowest VWAP during the Valuation Period or as otherwise provided in Section 2.4.

“Put” shall mean the right of the Company to require the Investor to purchase shares of Common Stock, subject to the terms and conditions of this Agreement.

“Put Amount Requested” shall mean the dollar amount requested by the Company in a Put Notice delivered pursuant to Section 2.2, up to the Maximum Put Amount requested.

“Put Date” shall mean any Trading Day during the Commitment Period that a Put Notice is deemed delivered pursuant to Section 2.2.

“Put Notice” shall mean a written notice, substantially in the form of Exhibit A hereto, to Investor setting forth the Investment Amount with respect to which the Company intends to require Investor to purchase shares of Common Stock pursuant to the terms of this Agreement.

“Put Shares” shall mean all shares of Common Stock issued or issuable pursuant to a Put that has been exercised or may be exercised in accordance with the terms and conditions of this Agreement.

“Registrable Securities” shall mean the (a) Put Shares and (b) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

“Registration Rights Agreement” shall mean that certain Registration Rights Agreement, dated of the date hereof, between the Company and the Investor, in the form of Exhibit D attached hereto.

“Registration Statement” shall mean a registration statement on Form S-1 that the Company is obligated to file pursuant to the Registration Rights Agreement, registering for resale the Registrable Securities.

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“Securities Act” shall mean the Securities Act of 1933, as amended.

“Shares” shall mean the shares of Common Stock issuable by the Company to the Investor pursuant to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

“Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

“Trading Day” shall mean a day on which the Principal Market shall be open for business.

“Transaction Documents” shall mean this Agreement, the Registration Rights Agreement, the Exhibits hereto and the other documents and instruments deliverable pursuant hereto.

“Transfer Agent” shall mean the transfer agent for the Common Stock (and to any substitute or replacement transfer agent for the Common Stock upon the Company’s appointment of any such substitute or replacement transfer agent).

“Valuation Period” shall mean the period of five (5) Trading Days immediately preceding the Put Date associated with the applicable Put Notice during which the Purchase Price of the Common Stock is valued.

“VWAP” shall mean the daily volume weighted average price (based on a Trading Day from 9:30 a.m. to 4:00 p.m. (New York time)) of the Company on the Principal Market as reported by Bloomberg Financial L.P. using the HP function.

ARTICLE II

PURCHASE AND SALE OF COMMON STOCK

Section 2.1 Purchase and Sale of Stock. Upon the terms and subject to the conditions of this Agreement, during the Commitment Period, (including, without limitation, the provisions of Article VI), the Company in its discretion may issue and sell to the Investor, and the Investor shall purchase from the Company, the lower of (i) 200,000,000 shares of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, and (ii) up to $5,000,000 of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (the “Maximum Commitment Amount”), by the delivery to the Investor of Put Notices as provided in Section 2.2 hereof. In consideration of and in express reliance upon the representations, warranties and covenants contained in, and upon the terms and subject to the conditions of, this Agreement, during the Commitment Period the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, the Shares in respect of each Put. The issuance and sale of Shares to the Investor pursuant to any Put shall occur on the applicable Closing Date provided that all of the conditions precedent thereto set forth in Article VI theretofore shall have been fulfilled on or prior to such Closing Date.

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Section 2.2 Put Notice. From time to time during the Commitment Period, the Company may, in its sole discretion, no later than 9:30 a.m. (New York City time) on the first (1st) Trading Day of the Valuation Period, provide to the Investor a Put Notice, substantially in the form attached hereto as Exhibit A (the “Put Notice”), which Put Notice shall become effective at 9:30 a.m. (New York City time) on the first (1st) Trading Day of the Valuation Period specified in the Put Notice; provided, however, that if the Company delivers the Put Notice to the Investor later than 9:30 a.m. (New York City time) on a Trading Day, then the first (1st) Trading Day of such Valuation Period shall not be the Trading Day on which the Investor received such Put Notice, but rather shall be the immediately following Trading Day (unless a subsequent Trading Day is therein specified). The date on which the Company delivers any Put Notice in accordance with this Section 2.2 hereinafter shall be referred to as a “Put Date”. The Put Notice shall specify the Put Amount Requested (which shall not exceed the Maximum Put Amount requested), and designate the first (1st) and last Trading Day of the Valuation Period. Upon the terms and subject to the conditions of this Agreement, the Investor is obligated to accept each Put Notice prepared and delivered in accordance with the provisions of this Agreement and shall purchase from the Company the Shares subject to such Put Notice at the applicable Purchase Price on the applicable Closing Date. Anything to the contrary in this Agreement notwithstanding, the parties hereto acknowledge and agree that the Investor shall not be required to purchase, and shall not purchase, more than the Maximum Put Amount requested pursuant to any single Put Notice.

Section 2.3 Limitation of Puts. The Company shall not make any Put until at least one (1) Trading Day shall have elapsed from the settlement and Closing of the prior Put in accordance with Section 2.7 below. At least 24 hours shall elapsed between the completion of the settlement of one Put in accordance with Section 2.7 below and the commencement of a Valuation Period for any other Put during the Commitment Period. Each Put automatically shall expire immediately following the completion of the settlement thereof in accordance with Section 2.7 below.

Section 2.4 Reduction of Commitment. On each Closing Date, the Investor’s Maximum Commitment Amount under this Agreement automatically shall be reduced by the aggregate Purchase Price from the previous Put on a dollar-for-dollar basis, by the total number of shares of Common Stock issued by the Company on such Closing Date or in connection therewith.

Section 2.5 Maximum Put Amount. The maximum number of shares of Common Stock that the Investor shall be required to purchase for any Put shall be equal to the lesser of (i) 200% of the average Daily Trading Volume of the Common Stock in the ten (10) Trading Days immediately preceding the Put Notice, and (ii) such number of shares as shall have an aggregate value of $200,000, based on the Purchase Price.

Section 2.6 True-Up Shares. The Investor shall be entitled to additional shares of Common Stock (“True-Up Shares”), if during the five (5) trading days after the date of the Put Notice (the “True-Up Calculation Period”), the lowest VWAP on any Trading Day shall be less than the Purchase Price during the relevant Valuation Period. The amount of shares the Investor shall be entitled to receive shall be equal to:

(A*B)/C-A = True Up Shares, where

A = Initial Put shares

B = The Purchase Price during the Valuation Period for the relevant Put

C = The Purchase Price during the True-Up Calculation Period for the relevant Put

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Section 2.7 Settlement. The payment for, against simultaneous delivery of, Shares in respect of each Put shall be settled not later than the Trading Day immediately following the last Trading Day of each Valuation Period, provided that the delivery date for the True-Up Shares shall be the Business Day immediately following the expiration of the True-Up Calculation Period (the “True-Up Closing Date”). On each Closing Date, the Company shall, or shall cause its transfer agent to, electronically transfer the Shares purchased by the Investor by crediting the Investor’s or its designees’ account (provided the Investor shall have given the Company written notice of such designee prior to the Closing Date) at DTC through its Deposit/Withdrawal at Custodian (DWAC) system, which Shares shall be freely tradable and transferable and without restriction on resale pursuant to the Registration Statement, against simultaneous payment therefor to the Company’s designated account by wire transfer of immediately available funds; provided that if the Shares are received by the Investor later than 3:00 p.m., New York City time, payment therefor shall be made with next day funds. As set forth in Section 2.8, a failure by the Company or its transfer agent (if applicable) to deliver such Shares on the applicable Closing Date shall result in the payment of liquidated damages by the Company to the Investor.

Section 2.8 Liquidated Damages. If the Company issues a Put Notice and fails to deliver the Put Shares to the Investor on the applicable Closing Date pursuant to the terms of this Agreement and such failure continues for three (3) Trading Days, and if on or after such third Trading Day the Investor purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Investor of Put Shares that the Investor anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Investor’s request and in the Investor’s discretion, either (i) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to credit Investor’s balance account with DTC for such shares of Common Stock shall terminate, or (ii) promptly honor its obligation to credit Investor’s balance account with DTC, as applicable, and pay cash to the Investor in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) any trading price of the Common Stock selected by the Investor in writing as in effect at any time during the period beginning on the applicable Closing Date and ending on the third Trading Date thereafter. Nothing in this Section 2.8 shall be deemed to impair the rights of the Investor to compel specific performance by the Company of its obligations under this Agreement.

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Section 2.9 Certain Limitations. Notwithstanding anything to the contrary contained in this Agreement, in no event may the Company issue a Put Notice to the extent that (i) the Put Amount Requested in such Put Notice exceeds the Maximum Put Amount requested, (ii) the sale of Shares pursuant to such Put Notice would cause the Company to issue or sell or the Investor to acquire or purchase a number of shares of Common Stock which, when aggregated with shares of Common Stock issued pursuant to all Put Amounts paid by the Investor pursuant to all prior Put Notices issued under this Agreement, would exceed the Maximum Commitment Amount or (iii) the sale of Shares pursuant to such Put Notice would cause the Company to sell or the Investor to purchase a number of shares of Common Stock which, when aggregated with all other shares of Common Stock then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Investor and its Affiliates, would result in the beneficial ownership by the Investor or any of its Affiliates of more than 4.99% of the then issued and outstanding shares of Common Stock (the “Ownership Limitation”). If the Company issues a Put Notice in which the Put Amount Requested exceeds the Maximum Put Amount requested, such Put Notice shall be void ab initio to the extent the Put Amount Requested exceeds the Maximum Put Amount requested. If the Company issues a Put Notice that otherwise would require the Investor to purchase shares of Common Stock which would cause the aggregate purchases of Common Stock by the Investor under this Agreement to exceed the Maximum Commitment Amount, such Put Notice shall be void ab initio to the extent of the amount by which the dollar value of shares of Common Stock otherwise issuable pursuant to such Put Notice, together with all Put Amounts paid by the Investor pursuant to all prior Put Notices issued under this Agreement, would exceed the Maximum Commitment Amount. If the Company issues a Put Notice that otherwise would require the Investor to purchase shares of Common Stock which would cause the aggregate number of shares of Common Stock then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Investor and its Affiliates to exceed the Ownership Limitation, such Put Notice shall be void ab initio to the extent of the amount by which the number of shares of Common Stock otherwise issuable pursuant to such Put Notice, together with all shares of Common Stock then beneficially owned by the Investor and its Affiliates, would exceed the Ownership Limitation.

Section 2.10 Current Report. As soon as practicable, but in any event not later than 5:30 p.m. (New York time) on the second (2nd) Trading Day immediately following the Effective Date, the Company shall file with the Commission a current report on Form 8-K relating to the transactions contemplated by, and describing the material terms and conditions of, this Agreement (the “Current Report”), and (ii) a final prospectus pursuant to Rule 424(b) under the Securities Act specifically relating to the transactions contemplated by, and describing the material terms and conditions of, this Agreement, containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430B under the Securities Act, and disclosing all information relating to the transactions contemplated hereby required to be disclosed in the Registration Statement and the prospectus, including, without limitation, information required to be disclosed in the section captioned “Plan of Distribution” in the prospectus.” The Current Report shall include a copy of this Agreement as an exhibit and shall be incorporated by reference in the Registration Statement. The Company heretofore has, provided (or will provide to) the Investor a reasonable opportunity to comment on a draft of such Current Report and Registration Statement and has given (or will give) due consideration to such comments.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF INVESTOR

Investor represents and warrants to the Company that:

Section 3.1 Organization and Standing of the Investor. The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Connecticut.

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Section 3.2 Authorization and Power. The Investor has the requisite limited liability company power and authority to enter into and perform its obligations under this Agreement and to purchase the Put Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action, and no further consent or authorization of the Investor, or its members is required. This Agreement has been duly executed and delivered by the Investor. This Agreement constitutes a valid and binding obligation of the Investor enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

Section 3.3 Information. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. The Investor understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement. The Investor is aware of all of its obligations under U.S. federal and applicable state securities laws and all rules and regulations promulgated thereunder in connection with this Agreement and the transactions contemplated hereby and the purchase and sale of the Shares.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedule delivered by the Company to the Investor (which is hereby incorporated by reference in, and constitutes an integral part of, this Agreement) (the “Disclosure Schedule”), the Company hereby makes the following representations and warranties to the Investor:

Section 4.1 Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth in the SEC Reports (the “Subsidiaries”). Except as set forth in the SEC Reports, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

Section 4.2 Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a Material Adverse Effect on the legality, validity or enforceability of this Agreement or any of the other Transaction Documents; (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole; or (iii) a Material Adverse Effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement or any of the other Transaction Documents and no proceeding, action, or the like has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

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Section 4.3 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals (as defined below). This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

Section 4.4 No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

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Section 4.5. Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to this Agreement; (ii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Shares for trading thereon in the time and manner required thereby; (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws; and (iv) the Consent (collectively, the “Required Approvals”).

Section 4.6 Issuance of the Shares. The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Shares.

Section 4.7 Capitalization. The capitalization of the Company is as set forth on Schedule 4.7, which Schedule 4.7 shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Shares, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

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Section 4.8 SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is not currently and has not within the last 12 months an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

Section 4.9 Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Shares contemplated by this Agreement or as set forth on Schedule 4.9, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

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Section 4.10 Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

Section 4.11 Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.12 Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

Section 4.13 Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

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Section 4.14 Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

Section 4.15 Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.16 Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

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Section 4.17 Transactions with Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

Section 4.18 Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of any date of Closing. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

Section 4.19 Certain Fees. Other than as set forth in this Agreement, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

Section 4.20 Private Placement. No registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investor as contemplated hereby. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Principal Market.

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Section 4.21 Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

Section 4.22 Registration Rights. Other than the Investor, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiaries.

Section 4.23 Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Principal Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Principal Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

Section 4.24 Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investor as a result of the Investor and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Shares and the Investor’s ownership of the Shares.

Section 4.25 Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Investor regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that the Investor does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Article III.

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Section 4.26 No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Principal Market on which any of the securities of the Company are listed or designated.

Section 4.27 Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Shares hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The SEC Reports set forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

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Section 4.28 Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

Section 4.29 No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has offered the Shares for sale only to the Investor and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

Section 4.30 Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

Section 4.31 Accountants. The Company’s accounting firm is Sadler, Gibb & Associates, LLC. To the knowledge and belief of the Company, such accounting firm is a registered public accounting firm as required by the Exchange Act.

Section 4.32 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

Section 4.33 Acknowledgment Regarding Investor’s Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length investor with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investor’s purchase of the Shares. The Company further represents to each Investor that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

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Section 4.34 Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s financial advisor in connection with the placement of the Put Share.

Section 4.35 Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

Section 4.36 Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

Section 4.37 U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Investor’s request.

Section 4.38 Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) or to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

Section 4.39 Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

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Section 4.40 Promotional Stock Activities. Neither the Company, its officers, or any affiliates or agents of the Company have engaged in any stock promotional activity that could give rise to a compliant or inquiry by the Securities and Exchange Commission alleging (i) a violation of the anti-fraud provisions of the federal securities laws, (ii) violations of the anti-touting provisions, (iii) improper “gun-jumping”, or (iv) promotion without proper disclosure of compensation.

ARTICLE V

COVENANTS

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Commitment Period:

Section 5.1 Securities Compliance. The Company shall notify the Principal Market, as necessary, in accordance with its rules and regulations, of the transactions contemplated by this Agreement, and shall take all necessary action, undertake all proceedings and obtain all registrations, permits, consents and approvals for the legal and valid issuance of the Shares to the Investor in accordance with the terms of this Agreement.

Section 5.2 Registration and Listing. The Company shall take all reasonable actions necessary to cause the Common Stock to continue to be registered as a class of securities under Sections 12(b) or 12(g) of the Exchange Act, shall comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Securities Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company shall take all action reasonably necessary to continue the listing and trading of its Common Stock and the listing of the Shares purchased by Investor hereunder on the Principal Market (including, without limitation, maintaining sufficient tangible net assets), and shall comply with the Company’s reporting, filing and other obligations under the bylaws, listed securities maintenance standards and other rules and regulations of FINRA and the Principal Market.

Section 5.3 Compliance with Laws.

(i) The Company shall comply, and cause each Subsidiary to comply, (a) with all laws, rules, regulations and orders applicable to the business and operations of the Company and its Subsidiaries except as would not have a Material Adverse Effect and (b) with all applicable provisions of the Securities Act, the Exchange Act, the rules and regulations of FINRA and the listing standards of the Principal Market except as would not have a Material Adverse Effect. Without limiting the generality of the foregoing, neither the Company nor any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

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(ii) The Investor shall comply with all laws, rules, regulations and orders applicable to the performance by it of its obligations under this Agreement and its investment in the shares of Common Stock issued to the Investor pursuant to this Agreement, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into and perform its obligations under this Agreement in any material respect. Without limiting the foregoing, the Investor shall comply with all applicable provisions of the Securities Act and the Exchange Act.

Section 5.4 Keeping of Records and Books of Account; Foreign Corrupt Practices Act.

(i) The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries shall be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made. The Company shall maintain a system of internal accounting controls that (a) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (b) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (c) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that would likely have a material effect on the Company’s financial statements.

(ii) Neither the Company, nor any of its Subsidiaries, nor to the knowledge of the Company, any of their respective directors, officers, agents, employees or any other persons acting on their behalf shall, in connection with the operation of the Company’s and its Subsidiaries’ respective businesses, (a) use any corporate funds for unlawful contributions, payments, gifts or entertainment or to make any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, (b) pay, accept or receive any unlawful contributions, payments, expenditures or gifts, or (c) violate or operate in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations, in each case, except for such items that would not likely result in a Material Adverse Effect.

(iii) Subject to the requirements of Section 5.12 of this Agreement, from time to time, from and after the period beginning with the Put Date through and including the applicable Closing Date, the Company shall make available for inspection and review by the Investor, customary documentation allowing the Investor and/or its appointed counsel or advisors to conduct due diligence.

Section 5.5 Limitations on Holdings and Issuances. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue and the Investor shall not purchase any shares of Common Stock which, when aggregated with all other shares of Common Stock then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Investor and its affiliates, would result in the beneficial ownership by the Investor of more than 4.99% of the then issued and outstanding shares of Common Stock.

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Section 5.6 Other Agreements and Other Financings. The Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company or any Subsidiary to perform its obligations under this Agreement in connection with a previously provided Put Notice or the settlement thereof, including, without limitation, the obligation of the Company to deliver Put Shares to the Investor in respect of a previously provided Put Notice on the applicable Closing Date.

Section 5.7 Stop Orders. The Company shall advise the Investor promptly (but in no event later than 24 hours) and shall confirm such advice in writing: (i) of the Company’s receipt of notice of any request by the Commission for amendment of or a supplement to the Registration Statement or for any additional information; (ii) of the Company’s receipt of notice of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of any shares of Common Stock issuable hereunder for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; and (iii) of the Company becoming aware of the happening of any event, which makes any statement of a material fact made in the Registration Statement untrue or which requires the making of any additions to or changes to the statements then made in the Registration Statement in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein not misleading, or of the necessity to amend the Registration Statement to comply with the Securities Act or any other law. The Company shall not be required to disclose to the Investor the substance or specific reasons of any of the events set forth in clauses (i) through (iii) of the immediately preceding sentence, but rather, shall only be required to disclose that the event has occurred. The Company shall not issue a Put Notice during the continuation of any of the foregoing events. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company shall use commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible time.

Section 5.8 Amendments to the Registration Statement.

(i) Except as provided in this Agreement and other than reports required to be filed pursuant to the Exchange Act, the Company shall not file with the Commission any amendment to the Registration Statement that relates to the Investor, the Agreement or the transactions contemplated hereby, this Agreement or the transactions contemplated hereby with respect to which (a) the Investor shall not previously have been advised, (b) the Company shall not have given due consideration to any comments thereon received from the Investor or its counsel, or (c) the Investor shall reasonably object after being so advised, unless the Company reasonably has determined that it is necessary to amend the Registration Statement to comply with the Securities Act or any other applicable law or regulation, in which case the Company shall promptly (but in no event later than 24 hours) so inform the Investor, the Investor shall be provided with a reasonable opportunity to review and comment upon any disclosure relating to the Investor and the Company shall expeditiously furnish to the Investor an electronic copy thereof.

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(ii) The Company has not made, and agrees that it will not make, an offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company or the Investor with the Commission or retained by the Company or the Investor under Rule 433 under the Securities Act. The Investor has not made, and it will not make, an offer relating to the shares of Common Stock that would constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act. Any such Issuer Free Writing Prospectus or other Free Writing Prospectus consented to by the Investor or the Company is referred to in this Agreement as a “Permitted Free Writing Prospectus.”

Section 5.9 Reserved.

Section 5.10 Selling Restrictions. The Investor, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending on  the date of the termination of this Agreement (provided that this provision shall not prohibit any sales made where a corresponding Put Notice is tendered to the Company and the shares of Common Stock received upon such put is used to close out such sale).

Section 5.11 Effective Registration Statement. During the Commitment Period, the Company shall take all reasonable actions necessary to maintain the continuous effectiveness of the Registration Statement under the Securities Act.

Section 5.12 Non-Public Information. Neither the Company nor any of its directors, officers or agents shall disclose any material non-public information about the Company to the Investor, unless a timely public announcement thereof is made by the Company in the manner contemplated by Regulation FD. The Company shall not deliver a Put Notice at any time after the Company or any of its directors, officers or agents has disclosed any material non-public information about the Company to the Investor and prior to a public announcement thereof.

Section 5.13 Broker/Dealer. The Investor covenants that it shall use one or more broker-dealers to effectuate all sales, if any, of the Shares that it may purchase from the Company pursuant to this Agreement which (or whom) shall be unaffiliated with the Investor (the “Broker-Dealer”). The Investor shall provide the Company with all information regarding the Broker-Dealer reasonably requested by the Company. The Investor shall be solely responsible for all fees and commissions of the Broker-Dealer, which shall not exceed customary brokerage fees and commissions.

Section 5.14 Disclosure Schedule.

(i) During the Commitment Period, the Company shall from time to time update the Disclosure Schedule as may be required to satisfy the condition set forth in Section 6.4(i). For purposes of this Section 5.14, any disclosure made in a schedule to the Closing Certificate substantially in the form attached hereto as Exhibit C shall be deemed to be an update of the Disclosure Schedule. Notwithstanding anything in this Agreement to the contrary, no update to the Disclosure Schedule pursuant to this Section 5.14 shall cure any previous breach of a representation or warranty of the Company contained in this Agreement and shall not affect any of the Investor’s rights or remedies with respect to such previous breach.

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(ii) Notwithstanding anything to the contrary contained in the Disclosure Schedules or in this Agreement, the information and disclosure contained in any Schedule of the Disclosure Schedules shall be deemed to be disclosed and incorporated by reference in any other Schedule of the Disclosure Schedules as though fully set forth in such Schedule for which applicability of such information and disclosure is readily apparent on its face. The fact that any item of information is disclosed in the Disclosure Schedules shall not be construed to mean that such information is required to be disclosed by this Agreement. Except as expressly set forth in this Agreement, such information and the thresholds (whether based on quantity, qualitative characterization, dollar amounts or otherwise) set forth herein shall not be used as a basis for interpreting the terms “material” or “Material Adverse Effect” or other similar terms in this Agreement.

Section 5.15 Reservation of Common Stock. The Company will, from time to time as needed in advance of a Closing Date, reserve and keep available until the consummation of such Closing, free of preemptive rights, sufficient shares of Common Stock for the purpose of enabling the Company to satisfy its obligation to issue the Put Shares to be issued in connection therewith. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares of Common Stock actually delivered hereunder.

Section 5.16 Registration Statement. The Company shall file with the Commission the Registration Statement and cause it to be declared effective as set forth in the Registration Rights Agreement.

ARTICLE VI

CONDITIONS TO THE PURCHASE AND SALE OF THE SHARES

Section 6.1 Closing Certificate. Simultaneously with the execution and delivery of this Agreement, the Investor has received a certificate from the Company, dated the Effective Date, in the form of the Compliance Certificate attached as Exhibit C hereto.

Section 6.2 Reserved.

Section 6.3 Conditions Precedent to the Obligation of the Company. The obligation hereunder of the Company to issue and sell the Put Shares to the Investor under any Put Notice is subject to the satisfaction or (to the extent permitted by applicable law) waiver of each of the conditions set forth below. These conditions are for the Company’s sole benefit and (to the extent permitted by applicable law) may be waived by the Company at any time in its sole discretion.

(i) Accuracy of the Investor’s Representations and Warranties. The representations and warranties of the Investor contained in this Agreement (a) that are not qualified by “materiality” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the applicable Put Date and the applicable Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” shall have been true and correct when made and shall be true and correct as of the applicable Put Date and the applicable Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

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(ii) Performance by the Investor. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the applicable Put Date and the applicable Closing Date.

(iii) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by this Agreement.

(iv) No Suspension, etc. Trading in the Common Stock shall not have been suspended by the Commission or the Principal Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the applicable Put Date and applicable Closing Date), and, at any time prior to the applicable Put Date and applicable Closing Date, none of the events described in clauses (i), (ii) and (iii) of Section 5.7 shall have occurred, trading in securities generally as reported on the Principal Market shall not have been suspended or limited nor shall a banking moratorium have been declared either by the United States or New York State authorities.

(v) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or threatened, and no inquiry or investigation by any governmental authority shall have been commenced or threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(vi) Limits. The issuance and sale of the Put Shares issuable pursuant to such Put Notice shall not (A) exceed the Maximum Put Amount, or together with all other Put Notices the Maximum Commitment Amount or (B) violate Section 5.5 hereof.

(vii) Registration Statement. The Registration Statement is effective and neither the Company nor the Investor shall have received notice that the Commission has issued or intends to issue a stop order with respect to the Registration Statement. The Company shall have a maximum dollar amount certain of Common Stock registered under the Registration Statement which are in an amount (a) as of the Effective Date, not less than the Maximum Commitment Amount and (b) as of the applicable Put Date, not less than the maximum dollar amount worth of Put Shares issuable pursuant to the applicable Put Notice. The Current Report shall have been filed with the Commission, as required pursuant to this Agreement, to disclose the sale of the Put Shares prior to the applicable Closing Date only as required by this Agreement. Any other material required to be filed by the Company or any other offering participant pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Securities Act.

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Section 6.4 Conditions Precedent to the Obligation of the Investor. The obligation hereunder of the Investor to accept a Put Notice and to acquire and pay for the Put Shares is subject to the satisfaction or (to the extent permitted by applicable law) waiver, at or before each Put Date and each Closing Date, of each of the conditions set forth below. These conditions are for the Investor’s sole benefit and (to the extent permitted by applicable law) may be waived by the Investor at any time in its sole discretion.

(i) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement, as modified by the Disclosure Schedule, which may be updated pursuant to Section 5.14, (a) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the applicable Put Date and the applicable Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct when made and shall be true and correct as of the applicable Put Date and the applicable Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii) Registration Statement. The Registration Statement is effective and neither the Company nor the Investor shall have received notice that the Commission has issued or intends to issue a stop order with respect to the Registration Statement. The Company shall have a maximum dollar amount certain of Common Stock registered under the Registration Statement which are in an amount (a) as of the Effective Date, not less than the Maximum Commitment Amount and (b) as of the applicable Put Date, not less than the maximum dollar amount worth of Put Shares issuable pursuant to the applicable Put Notice. As of the applicable Put Date and the applicable Closing Date, the Investor shall be permitted to utilize the Registration Statement to resell all of the Put Shares it then owns or has the right to acquire pursuant to all Put Notices issued pursuant to this Agreement. The Current Report shall have been filed with the Commission, as required pursuant to this Agreement, to disclose the sale of the Put Shares prior to the applicable Closing Date only as required by this Agreement. Any other material required to be filed by the Company or any other offering participant pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Securities Act.

(iii) No Suspension. Trading in the Common Stock shall not have been suspended by the Commission or the Principal Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the applicable Put Date and applicable Closing Date), and the Company shall not have received any notice that the listing or quotation of the Common Stock on the Principal Market shall be terminated on a date certain (which termination shall be final and non-appealable). At any time prior to the applicable Put Date and applicable Closing Date, none of the events described in clauses (i), (ii) and (iii) of Section 5.7 shall have occurred, trading in securities generally as reported on the Principal Market shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the United States or New York State authorities.

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(iv) Performance of the Company. The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the applicable Put Date and the applicable Closing Date and shall have delivered to the Investor on the applicable Closing Date the Closing Certificate substantially in the form attached hereto as Exhibit C.

(v) No Injunction. No statute, rule, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by this Agreement.

(vi) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or threatened, and no inquiry or investigation by any governmental authority shall have been commenced or threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(vii) Limits. The issuance and sale of the Put Shares issuable pursuant to such Put Notice shall not (A) exceed the Maximum Put Amount, or together with all other Put Notices the Maximum Commitment Amount or (B) violate Section 5.5 hereof.

(viii) Shares Authorized and Delivered. The Put Shares issuable pursuant to each Put Notice shall have been duly authorized by all necessary corporate action of the Company. The Company shall have delivered all Shares relating to all prior Put Notices, as applicable.

(ix) Reserved.

(x) Compliance Certificate. The Company shall have delivered to the Investor on the applicable Closing Date the Compliance Certificate substantially in the form attached hereto as Exhibit B.

(xi) Payment of Investor’s Counsel Fees; Due Diligence Expenses. On the first Closing Date, the Company shall have paid by wire transfer of immediately available funds to an account designated by the Investor’s counsel, the fees and expenses of the Investor’s counsel in accordance with Section 9.1 of this Agreement.

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ARTICLE VII

TERMINATION

Section 7.1 Term, Termination. Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically upon the earlier of the (i) expiration of the Commitment Period or (ii) the date that Put Shares totaling the Maximum Commitment Amount have been issued to the Investor pursuant to this Agreement. Subject to Section 7.2, this Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent, it being hereby acknowledged and agreed that the Investor may not consent to such termination during a Valuation Period or prior to a Closing Date in the event the Investor has instructed the Broker-Dealer to effect an open-market sale of Put Shares which are subject to a pending Put Notice but which have not yet been physically delivered by the Company (and/or credited by book-entry) to the Investor in accordance with the terms and subject to the conditions of this Agreement.

Section 7.2 Effect of Termination. In the event of termination by the Company or the Investor pursuant to Section 7.1, as applicable, written notice thereof shall forthwith be given to the other party as provided in Section 9.4 and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 7.1 herein, this Agreement shall become void and of no further force and effect, except that (i) the provisions of Article VIII (Indemnification), Section 9.1 (Fees and Expenses), Section 9.2 (Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial), Section 9.4 (Notices), Section 9.8 (Governing Law), Section 9.9 (Survival), Section 9.11 (Publicity), Section 9.12 (Severability) and this Article VII (Termination) shall remain in full force and effect notwithstanding such termination, (ii) if the Investor owns any Shares at the time of such termination, the covenants and agreements of the Company and the Investor, as applicable, contained in Section 5.1 (Securities Compliance), Section 5.3 (Compliance with Laws), Section 5.7 (Stop Orders), Section 5.8 (Amendments to the Registration Statement), Section 5.11 (Effective Registration Statement), Section 5.12 (Non-Public Information) and Section 5.13 (Broker/Dealer) shall remain in full force and effect notwithstanding such termination for a period of six months following such termination, and (iii) if the Investor owns any Shares at the time of such termination, the covenants and agreements of the Company contained in Section 5.2 (Registration and Listing) shall remain in full force and effect notwithstanding such termination for a period of 30 days following such termination. Notwithstanding anything in this Agreement to the contrary, no termination of this Agreement by any party shall affect any cash fees paid to the Investor or its counsel pursuant to Section 9.1, in each case all of which fees shall be non-refundable, regardless of whether any Put Notices are issued by the Company or settled hereunder. Nothing in this Section 7.2 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement.

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ARTICLE VIII

INDEMNIFICATION

Section 8.1 General Indemnity. The Company will indemnify and hold the Investor, its directors, officers, shareholders, members, managers, partners, employees, representatives, agents, and affiliates (and any other Person with a functionally equivalent role of a person or entity holding such titles notwithstanding a lack of such title or any other title), each person or entity who controls the Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, members, managers, partners, employees, representatives, agents, and affiliates (and any other Person with a functionally equivalent role of a person or entity holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any the Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or the other Transaction Documents, (b) any action instituted against the Investor Parties in any capacity, or any of them or their respective affiliates, by any stockholder of the Company who is not an affiliate of the Investor Party, with respect to any of the transactions contemplated by this Agreement and the other Transaction Documents (unless such action is based upon a breach of the Investor Party’s representations, warranties or covenants under this Agreement or the other Transaction Documents or any agreements or understandings the Investor Party may have with any such stockholder or any violations by such  Investor Party of state or federal securities laws or any conduct by the Investor Party which constitutes fraud, gross negligence, willful misconduct or malfeasance), (c) any violation of United States federal or state securities laws or the rules and regulations of the Principal Market by the Company or any of its Subsidiaries, affiliates, officers, directors or employees in connection with the transactions contemplated by this Agreement, or (d) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement or any amendment thereto or any omission or alleged omission to state therein, or in any document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading.  If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, the Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing acceptable to the Investor Party.  Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of the Investor Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Investor Party under this Agreement (x) for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (y) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Investor Party’s breach of any of the representations, warranties, covenants or agreements made by the Investor Party in this Agreement or in the other Transaction Documents.  The indemnification required by this Section 8.1 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred.  The indemnification contained herein shall be in addition to any cause of action or similar right of any Investor Party against the Company or others and any liabilities the Company may be subject to pursuant to law. Subject to Section 8.2, the Company shall reimburse the Investor Party and each such controlling person promptly upon demand (with accompanying presentation of documentary evidence) for all legal and other costs and expenses incurred by the Investor Party or such indemnified persons in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding with respect to which it is entitled to indemnification.

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Section 8.2 Indemnification Procedures. Promptly after an Investor Party receives notice of a claim or the commencement of an action for which the person intends to seek indemnification under Section 8.1, the Investor Party will notify the Company in writing of the claim or commencement of the action, suit or proceeding; provided; however, that failure to notify the Company will not relieve the Company from liability under Section 8.1, except to the extent it has been materially prejudiced by the failure to give notice. The Company will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the Company acknowledges in writing the obligation to indemnify the Investor Party against whom the claim or action is brought, the Company may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After the Company notifies the Investor Party that the Company wishes to assume the defense of a claim, action, suit or proceeding, the Company will not be liable for any legal or other expenses incurred by the Investor Party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the Company, one or more of the Investor Parties should be separately represented in connection with a claim, action, suit or proceeding, the Company will pay the fees and expenses of one separate counsel for the Investor Parties. The Company shall not, without the prior written consent of the Investor Parties, effect any settlement of a pending or threatened action with respect to which an Investor Party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the Investor Parties from all liability and claims which are the subject matter of the pending or threatened action.

If for any reason the indemnification provided for in this Agreement is not available to, or is not sufficient to hold harmless, an Investor Party in respect of any loss or liability referred to in Section 8.1 as to which such Investor Party is entitled to indemnification thereunder, the Company shall, in lieu of indemnifying the Investor Party, contribute to the amount paid or payable by the Investor Party as a result of such loss or liability, (i) in the proportion which is appropriate to reflect the relative benefits received by the Company, on the one hand, and by the Investor Party, on the other hand, from the sale of Shares which is the subject of the claim, action, suit or proceeding which resulted in the loss or liability or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company, on the one hand, and the Investor Party, on the other hand, with respect to the statements or omissions which are the subject of the claim, action, suit or proceeding that resulted in the loss or liability, as well as any other relevant equitable considerations.

The remedies provided for in Section 8.1 and this Section 8.2 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Investor Party at law or in equity.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Fees and Expenses. Each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement; provided, however, that the Company has paid at the first Closing the Investor’s counsel, attorneys’ fees and expenses in the amount of $45,000 (inclusive of disbursements and out-of-pocket expenses), in connection with the preparation, negotiation, execution and delivery of this Agreement, legal due diligence and all other related transaction matters. The Company shall pay all U.S. federal, state and local stamp and other similar transfer and other taxes and duties levied in connection with issuance of the shares of Common Stock pursuant hereto. For the avoidance of doubt, all of the fees payable to the Investor or its counsel pursuant to this Section 9.1 shall be non-refundable, regardless of whether any Put Notices are issued by the Company or settled hereunder after the first Closing. If the first Closing does not occur by December 31, 2017, then the Company shall pay the Investor’s legal counsel fees on the immediately following Trading Day. The Company shall also pay to Aegis Capital Corp. an advisory fee of $125,000, on the same date on which the Investor’s legal counsel is paid. In addition, upon execution of this Agreement the Company shall issue to the Investor 5,000,000 shares of Common Stock, which shares will be registered on the Registration Statement.

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Section 9.2 Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial.

(i) The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof this being in addition to any other remedy to which either party may be entitled by law or equity.

(ii) Each of the Company and the Investor (a) hereby irrevocably submits to the jurisdiction of the courts of the State of New York in New York County or the court of the United States, Southern District of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and (b) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 9.2 shall affect or limit any right to serve process in any other manner permitted by law.

(iii) EACH OF THE COMPANY AND THE INVESTOR HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR DISPUTES RELATING HERETO. EACH OF THE COMPANY AND THE INVESTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

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Section 9.3 Entire Agreement; Amendment. This Agreement, together with the exhibits referred to herein and the Disclosure Schedule by and between the Company and the Investor, represents the entire agreement of the parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by either party relative to subject matter hereof not expressly set forth herein or therein. No provision of this Agreement may be amended other than by a written instrument signed by both parties hereto. The Disclosure Schedule and all exhibits to this Agreement are hereby incorporated by reference in, and made a part of, this Agreement as if set forth in full herein.

Section 9.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile (with facsimile machine confirmation of delivery received) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:

If to the Company:

InterCloud Systems, Inc.

1030 Broad Street, Suite 102

Shrewsbury, NJ 07702

Attention: Chief Financial Officer

Phone: (561) 988-1988

Fax No.: (732) 796-6936

Email: tlarkin@intercloudsys.com

With copies to:

(which shall not constitute notice):

Pryor Cashman LLP

7 Times Square

New York, New York 10036

Attention: M. Ali Panjwani, Esq.

Phone: (212) 326-0820

Fax No.: (212) 798-6319

Email: ali.panjwani@pryorcashman.com

If to Investor:

Dominion Capital LLC

341 West 38th Street, Suite 800

New York, NY 10018

Attn: Mikhail Gurevich

With copies to:

(which shall not constitute notice):

Robinson Brog Leinwand Greene Genovese & Gluck P.C.

875 Third Avenue, 9th Floor

New York, New York 10022

Attention: David E. Danovitch, Esq.

Phone: (212) 603-6391

Fax No.: (212) 956-2164

Email: ded@robinsonbrog.com

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Either party hereto may from time to time change its address for notices by giving at least 10 days advance written notice of such changed address to the other party hereto.

Section 9.5 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. No provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought.

Section 9.6 Headings; Construction. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found. The parties agree that each of them and their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. In addition, each and every reference to share prices and shares of Common Stock in this Agreement shall be subject to adjustment for any stock splits, stock combinations, stock dividends, recapitalizations and other similar transactions that occur on or after the date of this Agreement.

Section 9.7 Successors and Assigns. The Investor may not assign this Agreement to any person without the prior consent of the Company, in the Company’s sole discretion. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

Section 9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to the choice of law provisions of such state that would cause the application of the laws of any other jurisdiction.

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Section 9.9 Survival. The representations, warranties, covenants and agreements of the Company and the Investor contained in this Agreement shall survive the execution and delivery hereof until the termination of this Agreement; provided, however, that (i) the provisions of Article VII (Termination), Article VIII (Indemnification), Section 9.1 (Fees and Expenses), Section 9.2 (Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial), Section 9.4 (Notices), Section 9.8 (Governing Law), Section 9.11 (Publicity), Section 9.12 (Severability) and this Section 9.9 (Survival) shall remain in full force and effect notwithstanding such termination, (ii) if the Investor owns any Shares at the time of such termination, the covenants and agreements of the Company and the Investor, as applicable, contained in Section 5.1 (Securities Compliance), Section 5.3 (Compliance with Laws), Section 5.7 (Stop Orders), Section 5.8 (Amendments to the Registration Statement), Section 5.11 (Effective Registration Statement), Section 5.12 (Non-Public Information) and Section 5.13 (Broker/Dealer) shall remain in full force and effect notwithstanding such termination for a period of six months following such termination, (iii) the covenants and agreements of the Investor contained in Section 5.10 (Selling Restrictions) shall remain in full force and effect notwithstanding such termination for a period of 90 days following such termination, and (iv) if the Investor owns any Shares at the time of such termination, the covenants and agreements of the Company contained in Section 5.2 (Registration and Listing) shall remain in full force and effect notwithstanding such termination for a period of 30 days following such termination.

Section 9.10 Counterparts. This Agreement may be executed in counterparts, all of which taken together shall constitute one and the same original and binding instrument and shall become effective when all counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. In the event any signature is delivered by facsimile, digital or electronic transmission, such transmission shall constitute delivery of the manually executed original.

Section 9.11 Publicity. On or after the Effective Date, the Company may issue a press release or otherwise make a public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement (including, without limitation, by filing a copy of this Agreement with the Commission); provided, however, that prior to issuing any such press release, or making any such public statement or announcement, the Company shall consult with the Investor on the form and substance of such press release or other disclosure (unless the disclosure previously has been reviewed and approved by the Investor).

Section 9.12 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 9.13 No Third Party Beneficiaries. Except as expressly provided in Article VIII, this Agreement is intended only for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 9.14 Further Assurances. From and after the date of this Agreement, upon the request of the Investor or the Company, each of the Company and the Investor shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Investment Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

INTERCLOUD SYSTEMS, INC.

		By:	/s/ Timothy A. Larkin
		Name:	Timothy A. Larkin
		Title:	Chief Financial Officer

DOMINION CAPITAL LLC

By:	/s/ Mikhail Gurevich
Name:	Mikhail Gurevich
Title:	Managing Member

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EXHIBIT A

FORM OF PUT NOTICE

Reference is made to the Investor Agreement dated as of October 4, 2017 (the “Agreement”) between InterCloud Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and Dominion Capital LLC. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Agreement. In accordance with and pursuant to Section 2.2 of the Agreement, the Company hereby issues this Put Notice to exercise a Put for the Put Amount Requested indicated below.

Put Amount Requested:

Valuation Period start date:

Valuation Period end date:

Closing Date:

On behalf of the Company, the undersigned hereby certifies to the Investor that (i) the above Put Amount Requested does not exceed the Maximum Put Amount requested, (ii) the sale of Shares pursuant to this Put Notice shall not cause the Company to sell or the Investor to purchase shares of Common Stock which, when aggregated with all purchases made by the Investor pursuant to all prior Put Notices issued under the Agreement, would exceed the Maximum Commitment Amount, (iii) to the Company’s knowledge, the sale of Shares pursuant to this Put Notice shall not cause the Company to sell or the Investor to purchase shares of Common Stock which would cause the aggregate number of shares of Common Stock then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Investor and its Affiliates to exceed the Ownership Limitation, and (iv) the Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement to be performed, satisfied or complied with by the Company at or prior to the date hereof and shall perform, satisfy and comply in all material respects with all covenants, agreements and conditions required by the Agreement to be performed, satisfied or complied with by the Company at or prior to the applicable settlement date, including without limitation, delivery of all certificates required to be delivered by the Agreement.

Dated:	By:
Name:
Title:

AGREED AND ACCEPTED:

By:
Name:
Title:

EXHIBIT B

COMPLIANCE CERTIFICATE

In connection with the issuance of shares of common stock of InterCloud Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), pursuant to the Put Notice, dated [_____________], delivered by the Company to Dominion Capital, LLC, a Connecticut limited liability company (the “Investor”) pursuant to Article II of the Investor Agreement, dated as of October 4, 2017, by and between the Company and the Investor (the “Agreement”), the undersigned hereby certifies to the Investor as follows:

1. The undersigned is the duly appointed [_____________] of the Company.

2. Except as set forth in the attached Disclosure Schedule, the representations and warranties of the Company set forth in Article V of the Agreement (i) that are not qualified by “materiality” or “Material Adverse Effect” are true and correct in all material respects as of [insert Closing Date] and as of the date hereof with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties are true and correct in all material respects as of such other date and (ii) that are qualified by “materiality” or “Material Adverse Effect” are true and correct as of [insert Closing Date] and as of the date hereof with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties are true and correct as of such other date.

3. The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement to be performed, satisfied or complied with by the Company at or prior to [insert Closing Date] and the date hereof.

4. The Shares issuable on the date hereof in respect of the Put Notice referenced above shall be delivered electronically by crediting the Investor’s or its designees’ account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system, and shall be freely tradable and transferable and without restriction on resale.

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Agreement.

The undersigned has executed this Certificate this [___] day of [___________], 20[__].

By:
Name:
Title:

EXHIBIT C

CLOSING CERTIFICATE

_________ 20__

The undersigned, the [___________] of InterCloud Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), delivers this certificate in connection with the Investor Agreement, dated as of October 4, 2017(the “Agreement”), by and between the Company and Dominion Capital, LLC, a Connecticut limited liability company (the “Investor”), and hereby certifies on the date hereof that (capitalized terms used herein without definition have the meanings assigned to them in the Agreement):

1. Attached hereto as Exhibit A is a true, complete and correct copy of the Articles of Incorporation of the Company as filed with the Secretary of State of the State of Delaware. The Articles of Incorporation of the Company have not been further amended or restated, and no document with respect to any amendment to the Articles of Incorporation of the Company has been filed in the office of the Secretary of State of the State of Delaware since the date shown on the face of the state certification relating to the Company’s Articles of Incorporation, which is in full force and effect on the date hereof, and no action has been taken by the Company in contemplation of any such amendment or the dissolution, merger or consolidation of the Company.

2. Attached hereto as Exhibit B is a true and complete copy of the Bylaws of the Company, as amended and restated through, and as in full force and effect on, the date hereof, and no proposal for any amendment, repeal or other modification to the Bylaws of the Company has been taken or is currently pending before the Board of Directors or stockholders of the Company.

3. The Board of Directors of the Company has approved the transactions contemplated by the Transaction Documents; said approval has not been amended, rescinded or modified and remains in full force and effect as of the date hereof.

4. Each person who, as an officer of the Company, or as attorney-in-fact of an officer of the Company, signed the Transaction Documents to which the Company is a party, was duly elected, qualified and acting as such officer or duly appointed and acting as such attorney-in-fact, and the signature of each such person appearing on any such document is his genuine signature.

IN WITNESS WHEREOF, I have signed my name as of the date first above written.

By:
Name:
Title:

EXHIBIT D

Form of Registration Rights Agreement